DEPOSIT ACCOUNT CONTROL AGREEMENT

September 6, 2011

JP Morgan Chase
Attn.: Chris Schultz, Asst. Vice President
413 East Washington
Bloomington, IL 61701

ContinuityX, Inc.
Attn: David Godwin, President
610 State Route 116, Suite C
Metamora, IL 61548

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is made and entered into by and among JP Morgan Chase (the “Bank”), ContinuityX, Inc. (the “Borrower”), and Forest Capital LLC (“Factor”), in connection with that certain Master Factoring Agreement dated on or about September 6, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), between Borrower and Factor, and shall serve as instructions regarding the operation and procedures for the Blocked Accounts identified herein.

1.            Effectiveness. This Agreement shall take effect immediately upon its execution by all parties hereto and shall supersede any restricted account, blocked account or similar agreement in effect with respect to the Blocked Accounts (as defined below). The effective date of this Agreement shall be the latest among the dates set forth beneath the parties’ respective signatures appearing at the end of this Agreement.

2.            Account Identification. This Agreement applies to those accounts maintained by the Borrower with the Bank and identified on Exhibit A hereto as Account # 929091247 (each, a “Blocked Account,” and collectively, the “Blocked Accounts”).

3.            Security Interest. The Borrower hereby notifies the Bank, and the Borrower and the Bank hereby acknowledge and agree, that all funds, items, instructions, investments, securities and other things of value of the Borrower now or at any time or from time to time hereafter paid, deposited, credited or held (whether for collection, provisionally or otherwise), to, in or for one or more of the Blocked Accounts (collectively, “Receipts”), and all other property from time to time in the possession or under the control of the Bank or any agent, bailee or custodian therefor pursuant to the terms of this Agreement, and all proceeds of the foregoing, and all of the Borrower’s rights, title or interests regarding the foregoing (collectively, “Account Rights; Account Rights and Receipts, together with the Blocked Accounts themselves, are herein sometimes called, collectively, “Blocked Account Collateral”), constitute part of the “Collateral” (as defined in the Financing Agreement) granted to Factor by the Borrower pursuant to the Financing Agreement and that Borrower has pledged such Blocked Account Collateral to Factor and Factor has a security interest therein.

4.            Control of the Blocked Account. The Blocked Accounts, together with all other Blocked Account Collateral, shall be under the sole dominion and exclusive control of Factor. Without limiting the generality of the foregoing, Factor shall have the full and irrevocable right, power and authority, to demand, collect, withdraw and otherwise receive or direct disposition of all Receipts and other amounts now or hereafter on deposit in the Blocked Accounts and at its discretion to take any other action, including the transfer of one or more of the Blocked Accounts into its own name, which it deems necessary or appropriate to protect its interest in the Blocked Accounts and the Blocked Account Collateral. The Borrower specifically agrees that, in order to fully effectuate the rights granted to Factor herein, Factor may (but shall not have the obligation) to engage the Bank to provide funds transfer and other, similar, services to permit Factor to debit or otherwise transfer funds out of the Blocked Accounts from time to time on the instruction of Factor (“Treasury Management Services” or “Services”). The Borrower further agrees that such Treasury Management Services may be established in the Borrower’s name and for the Borrower’s account; provided, however, that the Borrower shall have no right to direct or terminate such Services for so long as this Agreement remains in effect. The foregoing notwithstanding, unless and until otherwise directed by Factor the Blocked Account (and the Services) shall be maintained by the Bank in the name and for the account of the Borrower.

5.            Blocked Accounts Procedures. The parties agree to the following procedures with respect to the Blocked Accounts:

(a)          All Receipts from time to time tendered by or on behalf of the Borrower for deposit in one or more of the Blocked Account shall be applied and credited for deposit therein, including, without limitation, all wire transfers and other payments directed to any of the Blocked Accounts.

(b)          All such Receipts credited to any of the Blocked Account pursuant to subparagraph (a) of shall be subject to the reasonable terms and conditions of the Bank in regard to deposits generally maintained with the Bank (hereinafter, the “Deposit Agreement”).

6.            Instructions. The Borrower authorizes and directs the Bank to comply with all instructions given by the Factor in accordance with this Agreement and permissible under the Deposit Agreement, including directing the disposition of funds in any Blocked Account or as to any other matter relating to any Blocked Account or other Blocked Account Collateral, without further consent by the Borrower. Each of the Factor and the Borrower hereby authorizes and instructs the Bank to act solely upon the instructions of the Factor concerning the Blocked Accounts, including, but not limited to, instructions to: (a) direct disposition of funds in any of the Blocked Accounts (including, but not limited to, dispositions to or for the benefit of the Factor or the Bank), (b) withdraw any amount from any of the Blocked Accounts, and (c) otherwise exercise any authority or power with respect to the Blocked Accounts and other Collateral, which instructions shall be delivered to the Bank in accordance with the provisions of Paragraph 13 of this Agreement. The Factor’s right to give instructions to the Bank regarding any Collateral also shall include the right to give “stop payment orders” to the Bank for any item presented to it against any Blocked Account even if it results in dishonor of the item presented against the Blocked Account. The Bank shall not permit any of the officers, agents or other representatives of the Borrower or any of its affiliates to direct the disposition of funds in any Blocked Account or to otherwise exercise any authority or power with respect to any Blocked Account or other Collateral. Federal Reserve Regulations and Operating Circulars, NACHA or other clearing house rules and other applicable law (including, without limitation, the Uniform Commercial Code as adopted by the State in which the respective Account identified on Exhibit A is located) and the Deposit Agreement shall also apply to the Factor’s exercise of control over the Blocked Accounts and the Collateral and to the performance of this Agreement and any Services by the Bank. Each of the Borrower and the Factor authorizes and instructs the Bank to supply the Borrower’s or the Factor’s endorsement, as appropriate, to any Receipts or other Blocked Account Collateral that the Bank may receive for deposit to any Blocked Account.

7.            Statements; Information. The Bank shall prepare monthly statements of credits and debits to the Blocked Accounts in its standard forms and according to its then-current practices and mail copies of such statements to such persons or departments of the Borrower as the Borrower may designate from time to time and mail one copy of any such statements prepared to Factor. In addition, the Bank shall provide Factor with such information with respect to the Blocked Accounts and the Services as Factor may from time to time reasonably request (orally or in writing), and the Borrower hereby consents to such information being provided to Factor. The Bank shall also deliver a copy of all notices and statements required to be sent to the Borrower pursuant to any agreement governing or relating to the Blocked Accounts to Factor at such times as provided therein; provided, however, that the Bank shall only be required to provide copies of checks and other items deposited in to the Blocked Account upon the written request of the Factor, the cost of which such copies shall constitute a Blocked Account Fee (as defined hereunder).

8.            Compensation.

(a)          The Borrower hereby agrees to pay to the Bank the Bank’s usual and customary charges with respect to the Blocked Accounts, the Services and all other services performed for the Borrower or Factor under this Agreement (the “Fees”).

(b)          The Bank will not exercise any security interest (except for the security interest provided in Section 4-210 of the Uniform Commercial Code applicable to the Blocked Accounts), lien, right of setoff, deduction, recoupment or banker’s lien or any other interest in or against any Blocked Account or any other Collateral, and the Bank hereby subordinates to the Factor any such security interest (except for such security interest provided in such Section 4-210 of Uniform Commercial Code), lien or right which the Bank may have against any Blocked Account or other Collateral. Notwithstanding the preceding sentence, the Factor and the Borrower agree that the Bank at all times (including following commencement of any bankruptcy or insolvency proceeding by or against the Borrower) may set off and charge against any Blocked Account (regardless of any agreement by the Borrower to compensate the Bank by means of balances in any Blocked Account) all of the following as permitted by the Deposit Agreement (collectively, the “Permitted Debits”): (i) the face amount of each Returned Item (as hereinafter defined), (ii) usual and customary service charges and fees for the Blocked Accounts, the Services, and any other services requested by the Borrower or Factor, (iii) account maintenance fees, (iv) transfer fees, (v) out-of-pocket fees and expenses (including attorneys’ reasonable fees) incurred by the Bank (including those in connection with the negotiation, administration or enforcement of this Agreement), and (vi) adjustments or corrections of posting or encoding errors; whether any Permitted Debit shall have accrued or been incurred before or after the date of this Agreement. “Returned Item” means any (i) Receipts or other Blocked Account Collateral deposited into or credited to any Blocked Account before or after the date of this Agreement and returned unpaid or otherwise uncollected or subject to an adjustment entry, whether for insufficient funds or any other reason, and without regard to the timeliness of such return or adjustment or the occurrence or timeliness of any other party’s notice of nonpayment or adjustment; (ii) Receipts or other Blocked Account Collateral subject to a claim against the Bank for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, NACHA or other clearing house rules, or applicable law (including, without limitation, Articles 3, 4 and 4A of the Uniform Commercial Code); and (iii) demand for chargeback in connection with a merchant card transaction.

(c)          If (i) the Bank were unable to set off or charge any Permitted Debit against any Blocked Account because of insufficient funds in the Blocked Account, or (ii) the Bank in good faith were to believe that any legal process or applicable law prohibited such setoff or charge against any Blocked Account, or (iii) the Blocked Account were closed, then: (A) the Bank may charge such Permitted Debits to and set off same against any other account of the Borrower held at the Bank (including, without limitation, any Blocked Account); and (B) if there were insufficient funds in the Blocked Accounts (or any other account of the Borrower maintained at the Bank) against which to charge or set off such Permitted Debits, then the Bank shall demand (unless the Bank shall believe in good faith that any legal process or applicable law prohibits such demand) that the Borrower pay, and the Borrower shall pay, to the Bank promptly upon the Borrower’s receipt of the Bank’s written demand therefor, the full amount of all unpaid Permitted Debits.

(d)          If there were insufficient funds in the Blocked Accounts against which the Bank could charge or set off Permitted Debits and the Borrower shall have failed to pay the Bank the full amount of unpaid Permitted Debits as described in paragraph (c) of this paragraph, then the Bank may demand that Factor pay, and Factor shall pay, to the Bank within five (5) business days of Factor’s receipt of the Bank’s written demand therefor, the full amount of unpaid Permitted Debits; provided, however, as to unpaid Permitted Debits that are service charges, fees or expenses, Factor shall be required to pay to the Bank only those service charges, fees or expenses attributable to any Blocked Account, Service or other service that shall have been incurred in connection with any Blocked Account on or after the date of this Agreement and on or before the date of termination of this Agreement.

9.            Exculpation and Indemnification. The Bank undertakes to perform only such duties as are expressly set forth herein. The Borrower and Factor agree that the Bank shall have no liability to either of them for any loss or damage that either or both may claim to have suffered or incurred, either directly or indirectly, by reason of this Agreement, or any transaction or service contemplated by the provisions hereof, unless occasioned by the gross negligence or willful misconduct of the Bank. In no event shall the Bank be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond the Bank’s reasonable control or for indirect, special or consequential damages. The Borrower agrees to indemnify the Bank and hold it harmless from and against any and all claims, other than those resulting or arising from the gross negligence or willful misconduct of the Bank, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorney’s fees and disbursements) incurred as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any transaction conducted or service provided by the Bank through the use of any account or Service at the Bank, whether or not expressly provided for or contemplated by this Agreement.

10.          Irrevocable Agreements. The Borrower and Factor each respectively acknowledges that any agreements made by it and any authorizations granted by it herein are powers coupled with an interest and irrevocable.

11.          Miscellaneous. This Agreement shall be effective as provided in Paragraph 1 hereof. Except with regard to the Deposit Agreement and the Bank’s standard agreements for the Services (collectively, the “Bank Agreements”), this Agreement shall supersede any other agreement (to the extent inconsistent herewith) relating to the matters referred to herein, including any agreement between the Borrower and the Bank relating to the collection of receivables of the Borrower or any Blocked Account. In the event of a conflict between the terms of this Agreement and the terms of the Bank Agreements, the terms of the Bank Agreements will control to the extent of such conflict. This Agreement constitutes the entire agreement between the parties hereto with respect to subject matter hereof and is binding upon the parties hereto and their respective successors and assigns (including any trustee of the Borrower appointed or elected in any action under Title 11 of the United States Bankruptcy Code, as amended from time to time, or any successor statute) and shall inure to their benefit. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally, but only by an instrument in writing signed by the parties hereto, provided that such instrument need be signed only by the Bank and Factor if it does not change any rights or obligations of, or authorizations granted by, the Borrower hereunder and notice thereof is provided by Factor to the Borrower. Any provision of this Agreement which may prove unenforceable under any law or regulation shall not affect the validity of any other provision hereof. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Maryland. This Agreement may be executed in any number of counterparts which together shall constitute one and the same agreement. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

12.          Termination. This Agreement shall remain in full force and effect until such time as Factor shall deliver written notice to the Bank otherwise; provided, however, that the Bank may terminate this Agreement upon thirty (30) days’ prior written notice to the Borrower and Factor if the Bank simultaneously closes the Blocked Accounts; provided, further, however, that in the event the Bank terminates this Agreement pursuant to the immediately preceding provision of this paragraph, the Bank shall promptly forward the proceeds of such Blocked Accounts to Factor or to Factor’s designee. All rights and obligations of the Bank hereunder for the period prior to any such termination or with respect to actions taken by the Bank pursuant to the preceding sentence shall survive such termination.

13.          Notices. All notices, requests or other communications given to the Borrower, Factor or the Bank shall be given in writing (including telex, facsimile transmission or similar writing) at the address or facsimile numbers specified below; provided, however, no notice shall be effective for any party unless and until a duplicate of such notice is provided to any “with a copy to” addressee indicated for such party:

Factor:	Forest Capital LLC
P.O.Box 978
Brooklandville MD 21022
Attention: John Fox, President

Bank:	JP Morgan Chase
Attn.: Chris Schultz, Asst. Vice President
413 East Washington
Bloomington, IL 61701

Borrower:	ContinuityX, Inc.
Attn: David Godwin, President
610 State Route 116, Suite C
Metamora, IL 61548

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Any party may change its address for notices hereunder by notice to each other party hereunder given in accordance with this paragraph. Each notice, request or other communication shall be effective when delivered at the address specified in this paragraph.
Very truly yours,

FOREST CAPITAL LLC

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

JP Morgan Chase

By:	/s/ Chris Schultz
Name: Chris Schultz
Title: Asst. Vice President

Date: September 6, 2011

ACKNOWLEDGED AND AGREED:

ContinuityX, Inc.

By:	/s/ David Godwin
Name: David Godwin
Title: President

Date: September 6, 2011